EXHIBIT 23.4


Sproule Associates Limited


                                   April 14, 1999

Greka Energy Corporation
630 Fifth Avenue, Suite 1501
New York, NY 10111

     Re: Evaluation of the P&NG Reserves of Beaver Lake Reserves Corporation, as of January 1, 1999

Dear Sirs:

     Sproule Associates Limited hereby consents to being named in the annual 10-KSB report, which upon its filing will be incorporated by reference in the Registration Statement on Form S-3, File No. 33-60621.

     We confirm that we have read excerpts from the draft document and that we have no reason to believe that there are any misrepresentations in the information contained therein that is derived from our Report.


                                      Sincerely,


                                     /s/ R. K. MacLeod
                                     ___________________________________
                                         R. K. MacLeod, Eng.
                                         Vice-President, Engineering
                                         U.S. and International
Dallas, Texas
April 14, 1999